UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2007

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia 23181

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360 not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on October 16, 2007, the Board of Directors of C&F Financial Corporation (the “Company”) adopted amended and restated bylaws (the “Bylaws”) for the Company, effective October 16, 2007. Below is a brief description of the substantive amendments that were made to the Bylaws. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Ability to Issue Uncertificated Shares. Recent rule changes promulgated by the NASDAQ Stock Market LLC require NASDAQ-listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008. DRS refers to a system by which shares may be held in book entry form without a certificate. In order to ensure that the Company’s securities are DRS-eligible, certain changes to the Bylaws have been made and are reflected in Article I. As amended and restated, the Bylaws permit the Company to issue certificated or uncertificated shares, and provisions regarding the registration and transfer of shares have been updated accordingly. Previously, the Company’s Bylaws provided for certificated shares only.

Ability to Provide Notice by Electronic Methods to Shareholders. Section 5 of Article II was amended to add a section expressly permitting the Company to provide notice to shareholders by electronic transmission when the shareholder to whom the notice is given consents to such electronic transmission. Previously, the Company’s Bylaws did not provide for electronic notice to shareholders.

Default Record Date for Shareholders. Section 8 of Article II was amended to clarify that the default record date for determining shareholders entitled to receive a dividend or to receive notice of and to vote at a meeting of shareholders, when no record date is fixed by the Bylaws or the board of directors, is the date on which the resolution of the board of directors declaring such dividend is adopted or the date on which notices of the meeting are mailed, as the case may be. Previously, the Company’s Bylaws provided that the default date was the day before the effective date of the notice to shareholders.

Ability to Provide Notice by Electronic Methods to Directors and Change in Notice Requirements. Section 5 of Article III was amended to add a section expressly permitting the Company to provide notice of special meetings to directors by electronic transmission. Previously, the Company’s Bylaws did not provide for electronic notice to directors. Section 5 of Article III was also amended to reduce the time required for notice of special meetings to directors from 10 days to two business days before the meeting.

Certain additional clarifying and nonsubstantive amendments were also made to other provisions of the Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.2	Bylaws of C&F Financial Corporation (as amended and restated October 16, 2007).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION Registrant

Date: October 19, 2007	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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Exhibit Index

Exhibit
Exhibit 3.2	Bylaws of C&F Financial Corporation (as amended and restated October 16, 2007).

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